Exhibit 10.14

FIRST AMENDMENT TO

LICENSE, FUNDING AND OPERATIONAL AGREEMENT

THIS IS THE FIRST AMENDMENT (the “Amendment”) to the License, Funding and Operational Agreement for rabies immunotherapy (the “Agreement”) between Mid-Atlantic BioTherapeutics, Inc. (“Licensor”) and Curative Biotechnology, Inc., formerly Connectyx, (“Licensee”) originally executed September 30th, 2020.

WITNESSETH:

WHEREAS, the Licensor and Licensee have executed the Agreement referred to above;

and

WHEREAS, in the Agreement Sections 8 and 12 refer to the obligation of Licensee to raise money to fund the rabies immunotherapy program and also includes a termination date if a minimum amount of money has not been raised; and

WHEREAS, the method and timing for raising that money has changed and the parties wish to update the Agreement to reflect that;

WHEREAS, the Licensor and Licensee wish to amend the Agreement as set forth herein,

NOW, THEREFORE, Licensor and Licensee amend the Agreement as follows:

8. Project Funding. Section 8 is amended to state that all obligations of the Licensor shall be contingent upon Licensee raising at least $6.5 million dollars within 180 days of Licensee’s S1 going effective.

12. Term and Termination. The termination date of December 31, 2020, is amended to March 30, 2022.

IN WITNESS WHEREOF, the Parties have executed this First Amendment this 30thth day of December, 2021.

LICENSOR		LICENSEE

Mid-Atlantic BioTherapeutics, Inc.		Curative Biotechnology, Inc.

By:	David Horn, M.D.	Richard Garr